UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

GLOBAL CASH ACCESS HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32622	20-0723270
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3525 East Post Road, Suite 120 Las Vegas, Nevada	89120
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 833-7110

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results Of Operations And Financial Condition.

On November 7, 2012, Global Cash Access Holdings, Inc. issued a press release announcing its results of operations for the third quarter ended September 30, 2012.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 6, 2012, Scott Betts, Chief Executive Officer of the Company, advised the Board of Directors of the Company of his intention to retire as Chief Executive Officer of the Company effective December 31, 2012.  Mr. Betts will remain an employee of the Company in a strategic planning role through March 2013.  Mr. Betts will continue to serve as a Board member of the Company following his retirement as Chief Executive Officer of the Company.  David Lopez, President of the Company, will assume the role of Chief Executive Officer upon Mr. Betts’ retirement.  A copy of the press release is attached hereto as Exhibit 99.2.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

	Exhibit No.	Document

	99.1	Press Release announcing results of operations for the third quarter ended September 30, 2012.

	99.2	Press Release announcing retirement of Scott Betts and appointment of David Lopez as Chief Executive Officer effective December 31, 2012.

This Form 8-K and the attached exhibit are furnished to, but not filed with, the Securities and Exchange Commission.  The information contained herein and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference into such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLOBAL CASH ACCESS HOLDINGS, INC.

Date: November 7, 2012

By:	/s/ Mary E. Higgins

Mary E. Higgins

Chief Financial Officer